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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Contact:
Matthew D. Haines
Director, Corporate Communications
(212) 297-6198
mhaines@nastech.com

Noonan Russo Presence Euro RSCG
David Walsey, 212-845-4257 (investors)
Robert Stanislaro, 212-845-4268 (media)

  NASTECH REACQUIRES NASCOBAL(R) (CYANOCOBALAMIN, USP) GEL FROM SCHWARZ PHARMA
            AND SIGNS CONTRACT SALES AGREEMENT WITH CARDINAL HEALTH

BOTHELL, WA, October 1, 2002 - Nastech Pharmaceutical Company Inc. (NASDAQ NMS:
NSTK) announced it has reacquired all product, patent, trademark, licensing and regulatory rights for Nascobal(R) in the United States from Schwarz Pharma. Under terms of the acquisition agreement, Nastech will pay Schwarz a total of $8.75 million plus interest in installments over a four-year period, including an upfront payment of $1.5 million. Under the agreement, Schwarz relinquishes its rights to receive any consideration from Nastech from a second-generation dosage form of cyanocobalamin as well as upon the future sale or license of intranasal scopolamine. This latter agreement eliminates a contingent liability from Nastech to Schwarz of approximately $4.0 million as of September 30, 2002.

In connection with Nastech's reacquiring all commercialization rights to Nascobal, Nastech signed a contract sales agreement with Cardinal Health, Inc., a leading provider of products and services supporting the health care industry. Under the terms of the agreement, Cardinal Health will detail Nascobal through a network of 50 direct sales representatives who will regularly call on more than 6,000 gastroenterologists across the U.S. Nastech will pay Cardinal Health a monthly fee for these contract sales services. Nastech will also conduct promotional and marketing campaigns in support of sales of Nascobal, including a comprehensive medical education campaign that encompasses a diversified mix of journal ads, trade shows, medical education conferences, direct-to-consumer advertising and the Internet.

"We are very excited to reacquire the rights to Nascobal(R)," stated Steven C. Quay, M.D., Ph.D., Chairman, President, and Chief Executive Officer of Nastech. "Since 94 percent of the 800,000 patients annually given Vitamin B12 prescriptions in the U.S. are for the intramuscular injection, converting these prescriptions to Nascobal is a significant growth opportunity. In addition, with approval of the NDA supplement in July 2002, Nascobal becomes the only cobalamin formulation specifically labeled for treatment of vitamin B12 deficiency in Crohn's disease and we look forward to working with Cardinal Health to expand Nascobal's franchise with this patient population. Finally, this transaction frees Nastech to fully exploit its nasal formulation expertise to enhance and extend Nascobal's proprietary product lifecycle by developing a second generation nasal dosage form, which has been under development for some time now and which is currently in the final stage of clinical testing before FDA submission."

In July 2002, the FDA approved a labeling supplement to the Nascobal(R) NDA that states that Nascobal can be used in patients with HIV, AIDS, multiple sclerosis, and Crohn's disease, conditions which can result in vitamin B12 deficiency, and for which Nascobal is indicated to maintain hematologic status. Nastech manufactures Nascobal at its FDA approved, cGMP facility in Hauppauge, New York.

Significant peer-reviewed published clinical research supports the importance of the maintenance of proper vitamin B12 levels in this diverse group of patients. For example: In a study of over 300 patients that were sero-positive for the human immunodeficiency virus, participants with low serum vitamin B12 concentrations (< 120 pmol/L) had significantly shorter AIDS-free time than those with adequate vitamin B12 concentrations (median AIDS-free time = 4 vs. 8 y, respectively, P = 0.004). With the high cost of therapy and the toxicity associated with AIDS treatment, any process that extends the time from

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sero-positivity to AIDS is significant and may contribute to the overall health and well being of this patient group.

In one study, over 70 percent of AIDS patients had either frank vitamin B12 deficiency or had an abnormal Schilling test, a test of vitamin B12 oral absorption. In addition, up to 30 percent of late stage AIDS patients have an AIDS associated dementia complex, including a myeolopathy, that has recently been shown to be associated with an abnormality of the vitamin B12-dependent transmethylation pathway, the pathway by which the body maintains the myelin-sheath (or insulation) that surrounds nerves.

Literally all Crohn's disease patients who have had a surgical resection have vitamin B12 deficiency. Deficiency even predates surgery, probably due to the malabsorption caused by the disease itself. One study found up to 60 percent of patients with Crohn's disease who had not had surgery had signs of vitamin B12 deficiency.

In one study of over 200 consecutive, multiple sclerosis (MS) patients over 20 percent had abnormally low serum vitamin B12 levels. Cerebral spinal fluid levels of vitamin B12 are also reduced in patients with MS and some investigators speculate that vitamin B12 associated transmethylation may be an important component in the demyelination that is characteristic of MS.

In the U.S. alone there are approximately 500,000 patients with Crohn's disease, of which approximately 175,000 are candidates for vitamin B12 therapy. Among the nation's 800,000 HIV and AIDS patients, between 10 and 20 percent, or 80,000 to 160,000 people are vitamin B12 deficient. Finally, over 350,000 people in the U.S. have multiple sclerosis. Symptoms of vitamin B12 deficiency include fatigue, weakness, sore tongue, forgetfulness, weight loss, lack of coordination and difficulty walking. Vitamin B12 deficiency may lead to anemia, intestinal problems, and irreversible nerve damage.

In addition certain drug therapies for cancer, viral infections (HIV and AIDS), acid reflux and Gastroesophageal Reflux Disease (GERD) may lead to B12 deficiencies requiring B12 therapy.

Patients or physicians seeking additional information on Nascobal(R) should contact Nastech's customer service department toll-free at 1-888-627-2579, or email mailto:gcignarella@nastech.com, or visit our website at http://www.nastech.com/nascobal.

NASTECH CONFERENCE CALL AND WEBCAST -- TODAY
Management will discuss the Nascobal transactions during a conference call today, October 1, 2002, at 10:30 a.m. EST. The public is invited to access the call via a live audio webcast at:
http://www.firstcallevents.com/service/ajwz366101982gf12.html.

A telephone replay of the conference call will also be available from approximately 1:00 p.m. (EST) today through October 8, 2002. To access the replay of the conference call, United States and Canadian participants should call 800-934-2127. International callers should call 402-220-1139. The Conference ID number is V834.

ABOUT NASTECH
Nastech Pharmaceutical Company Inc., recognized worldwide as a leader in nasal drug delivery technology, is dedicated to improving patient care by using "Formulation Science," a systematic approach to drug development using biophysics, physical chemistry, and pharmacology to improve efficacy and safety, and to provide new therapeutic options. Additional information on Nastech is available at http://www.nastech.com/.

NASTECH SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including, without limitation, statements regarding the following: (a) the growth of the Nascobal market over the next several years;
(b) the Company's expansion of the Nascobal franchise; and (c) the Company's enhancement and expansion of Nascobal's proprietary lifecycle by the development of a second generation nasal dosage form. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any

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forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company's and/or the Company's partner's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's and/or the Company's partner's ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's and/or the Company's partner's ability to develop and commercialize products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of the timing of milestone payments and the timing of costs and expenses related to the Company's research and development program. A detailed discussion of additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-K. Nastech undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

ABOUT CARDINAL HEALTH, INC.
Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health companies develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 49,000 people on five continents and produces annual revenues of more than $44 billion. Cardinal Health is ranked #23 on the current Fortune 500 list and was named one of the "The World's Best" companies by Forbes magazine in 2002.

CARDINAL HEALTH SAFE HARBOR STATEMENT
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships, changes in the distribution outsourcing patterns for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic conditions. Cardinal undertakes no obligation to update or revise any forward-looking statements.

Contact:
Matthew D. Haines
Director, Corporate Communications
(212) 297-6198
mhaines@nastech.com

Noonan Russo Presence Euro RSCG
David Walsey, 212-845-4257 (investors)
Robert Stanislaro, 212-845-4268 (media)